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                                                                     Exhibit 4.2


                                    CIATTI'S, INC.

                                SUBSCRIPTION AGREEMENT
                                 For Fixed Term Notes

                 5555 West 78th Street, Edina, Minnesota  55439-2702
      (612) 941-0108 extension 205          (800) 952-2809 extension 205

INVESTMENT INFORMATION:

Enclosed is $ _______________ for the purchase of Subordinated Note(s) as follows (minimum investment is $1,000 per note. Please make checks payable to Ciatti's, Inc.):

One-Year Fixed Term Note     $ _______________   (desired amount of investment)

Three-Year Fixed Term Note   $ _______________   (desired amount of investment)

OWNERSHIP INFORMATION:  (Select ONE of A, B, C, or D)
Ownership of Notes will be registered exactly as written below.

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

A.  / /  Individual                    -------------------------------------        -------------------
                                       Name                                         Social Security #

         Beneficiary                   -------------------------------------        -------------------
                                       Name                                         Social Security #

B.  / /  Joint Tenants                 -------------------------------------        -------------------
         (with right of                Name                                         Social Security #
         survivorship)                 -------------------------------------        -------------------
                                       Name                                         Social Security #

C.  / /  Uniform Transfers             -------------------------------------        -------------------      -----------------
         to Minors Act                 Minor's Name                                 Social Security #        Date of Birth

                                       -------------------------------------        -------------------
                                       Custodian's Name (only one allowed by law)   Social Security #

D.  / /  Corporation                   -------------------------------------        -------------------
                                       Name                                         Taxpayer I.D. #

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MAILING ADDRESS (Note Certificates and interest payments will be mailed only to the first address listed):

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


-------------------------------------------------------    ------------------------------------------------
Street Address                                             Street address of Joint Tenant, if any


-------------------------------------------------------    ------------------------------------------------
City               State/ZIP Day Telephone #               City                     State/ZIP


SIGNATURE:
I certify that (i) I am a resident of the State of Minnesota, (ii) I have received and read Ciatti's, Inc.'s Prospectus dated
October 8, 1997, (iii) the number shown on this form is the correct Tax Identification Number of Social Security Number, and (iv) I
am not subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.  I understand that Ciatti's, Inc. may reject my offer to purchase a Note in whole or in part, and my offer to purchase Notes will not become effective until accepted by Ciatti's, Inc.


-------------------------------------------------------    ------------------------------------------------
SIGNATURE OF OWNER, JOINT TENANT OR CUSTODIAN.   DATE      SIGNATURE OF JOINT TENANT, IF ANY.      DATE

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               The offer to sell securities is made by Prospectus only.